EXHIBIT 99.1

CB Financial Services, Inc.
Announces Fourth Quarter and Full Year 2021 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., January 28, 2022 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its fourth quarter and year-to-date 2021 financial results.

	Three Months Ended					Year Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$6,965	$1,983	$(223)	$2,845	$3,079	$11,570	$(10,640)
Excluding Non-Recurring Items (Non-GAAP) (1)	(4,122)	(17)	3,440	(353)	40	(1,053)	19,343
Adjusted Net Income (Non-GAAP) (1)	$2,843	$1,966	$3,217	$2,492	$3,119	$10,517	$8,703

Earnings (Loss) per Common Share - Diluted (GAAP)	$1.31	$0.37	$(0.04)	$0.52	$0.57	$2.15	$(1.97)
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.53	$0.36	$0.59	$0.46	$0.58	$1.95	$1.61
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of net income (loss) and adjusted earnings per common share - diluted in this Press Release.
2021 Fourth Quarter Financial Highlights
(Comparisons to three months ended December 31, 2020 unless otherwise noted)
•Net income was $7.0 million, compared to $3.1 million, largely due to the $5.2 million gain recognized from the sale of branches.
◦Adjusted net income (non-GAAP) was $2.8 million, compared to $3.1 million.
•Earnings per diluted common share (EPS) increased to $1.31 from $0.57.
◦Adjusted earnings per common share - diluted (non-GAAP) was $0.53, compared to $0.58.
•Return on average assets (annualized) of 1.87%, compared to 0.87%.
◦Adjusted return on average assets (annualized) (non-GAAP) of 0.76%, compared to 0.88%.
•Return on average equity (annualized) of 20.95%, compared to 9.13%.
◦Adjusted return on average equity (annualized) (non-GAAP) of 8.55%, compared to 9.25%.
•Net interest margin (NIM) improved quarter over quarter to 2.95% from 2.88% for the three months ended September 30, 2021. NIM was 3.21% for the prior year period.
•Net interest and dividend income was $10.2 million, compared to $10.6 million.
•Non-interest income increased to $8.7 million, compared to $2.8 million, primarily due to the $5.2 million gain on sale of branches.

(Amounts at December 31, 2021; comparisons to December 31, 2020, unless otherwise noted)
•Total loans, including Payroll Protection Program (“PPP”) loans, were $1.02 billion, a decrease of $24.0 million.
◦Total loans held for investment, excluding PPP loans, increased $27.4 million, or 11.3% annualized, to $996.3 million compared to $968.9 million at September 30, 2021 and included 35.9% and 13.2% annualized growth in consumer and commercial real estate loans, respectively. Total loans, excluding PPP loans, were $989.7 million at December 31, 2020.
•Nonperforming loans to total loans was 0.71%, a decrease of 68 bps, compared to 1.39%.
•Total deposits were $1.23 billion, an increase of $2.0 million, inclusive of selling $102.8 million of deposits of two branches in December 2021.
•Total assets increased to $1.43 billion, compared to $1.42 billion.
•Book value per share was $25.31, compared to $24.76 and $24.57 at September 30, 2021.
◦Tangible book value per share (Non-GAAP) increased to $22.45, compared to $21.42 and $21.67 at September 30, 2021.

Branch Optimization and Operational Efficiency Update
As previously announced in February 2021, CB has implemented strategic initiatives to improve Community Bank’s financial performance and to position the Bank for continued profitable growth. Since that announcement, the Company has substantially completed this project, highlighted by:
•The consolidation of six branches that was completed on June 30, 2021 and the sale of two branches that was completed in December 2021 that resulted in a gain on sale of $5.2 million. $6.1 million of loans and $102.8 million of deposits were sold as part of the sale of the branches. The Company anticipates $3.0 million of ongoing pre-tax cost savings as a result of the branch optimization initiatives.
•The identification and enhancement of over 185 individualized processes within its branch network and operating environment designed to improve the Bank’s infrastructure, client experience, efficiency and profitability. The project was expensed in 2021. The majority of process improvements have been implemented with the remaining items to be implemented in 2022. CB anticipates cost savings from the operational efficiency initiative ranging from approximately $2.5 million to $3.5 million in 2022, as well as expected enhanced revenue and fee generating capacity in future years.

Management Commentary
President and CEO John H. Montgomery stated, “The fourth quarter was highlighted by the sale of two branches, which resulted in a $5.2 million gain for the bank while completing the optimization initiative announced early in 2021. We undertook that initiative with the primary goals of reducing our expenses while also positioning the bank for growth and I am proud of our team for succeeding on both fronts. With the optimization effort now substantially complete, we intend to focus all our energy on continuing the growth we saw take hold during the second half of 2021. Despite the reduction of our deposit balances resulting from the sale of two branches, we were still able to grow our loan book 11.3% in the current quarter, which is a result we’re proud of. Our loan book experienced solid demand across nearly all our end markets, fueled by the continuing economic recovery in our geographic region.”

Mr. Montgomery continued, “As we enter 2022, we are well-positioned for a rising rate environment. We are squarely focused on capturing growth opportunities and are investing in our business in support of that. A key component of our optimization initiative was the reduction of low return uses of capital so that capital could be repurposed for higher growth investment. With that in mind, we expect to bring on a Chief Commercial Banking Officer and a Director of Client Experience and Retail Banking during the first quarter. Set against the backdrop of reduced annual expense levels and rising interest rates, our expectation is for continued growth and expansion of profitability. In addition, we remain committed to CB’s shareholders through the payment of dividends and an active share buy-back program.”

Dividend Information
The Company’s Board of Directors has declared a $0.24 quarterly cash dividend per outstanding share of common stock, payable on or about February 28, 2022, to stockholders of record as of the close of business on February 18, 2022.

Stock Repurchase Program
On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company’s outstanding common stock. The program was effective as of June 14, 2021 and is authorized through June 13, 2022. As of January 21, 2022, the Company had repurchased 191,314 shares at an average price of $23.34 per share for a total of $4.5 million.

2021 Fourth Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income decreased $403,000, or 3.8%, to $10.2 million for the three months ended December 31, 2021 compared to $10.6 million for the three months ended December 31, 2020.
•Net interest margin (FTE) (Non-GAAP) decreased 26 basis points (“bps”) to 2.96% for the three months ended December 31, 2021 compared to 3.22% for the three months ended December 31, 2020. Net interest margin (GAAP) decreased to 2.95% for the three months ended December 31, 2021 compared to 3.21% for the three months ended December 31, 2020. While CB has further controlled its deposit cost structure as deposit balances increased and benefited from non-renewal or repricing of higher-cost time deposits, the net interest margin decreased year-over-year due to the low interest rate environment decreasing yields on loans and securities. The fourth quarter of 2021 was aided by the full payoff of a $3.1 million nonperforming commercial real estate loan in the hotel portfolio, which resulted in the recognition of $201,000 of interest income. Net interest margin (GAAP) for the three months ended September 30, 2021 was 2.88%.

•Interest and dividend income decreased $792,000, or 6.7%, to $11.0 million for the three months ended December 31, 2021 compared to $11.8 million for the three months ended December 31, 2020.
◦Interest income on loans decreased $929,000, or 8.6%, to $9.9 million for the three months ended December 31, 2021 compared to $10.8 million for the three months ended December 31, 2020. The average balance of loans decreased $28.1 million and the average yield decreased 26 bps to 3.92% compared to the three months ended December 31, 2020. Interest and fee income on PPP loans was $391,000 for the three months ended December 31, 2021 and contributed 4 bps to loan yield, compared to $768,000 for the three months ended December 31, 2020, which contributed 3 bps to loan yield. The impact of the accretion of the credit mark on acquired loan portfolios was $83,000 for the three months ended December 31, 2021 compared to $141,000 for the three months ended December 31, 2020, or 3 bps in the current period compared to 5 bps in the prior period.
◦Interest income on taxable investment securities increased $141,000, or 19.4%, to $866,000 for the three months ended December 31, 2021 compared to $725,000 for the three months ended December 31, 2020 driven by a $72.3 million increase in average balance partially offset by a 49 bps decrease in average yield. The Federal Reserve’s pandemic-driven decision to drop the benchmark interest rate in 2020 resulted in significant calls of U.S. government agency securities and pay-downs on mortgage-backed securities in the declining interest rate environment, which, in combination with excess liquidity, were replaced with purchases of lower-yielding securities.
•Interest expense decreased $389,000, or 34.7%, to $732,000 for the three months ended December 31, 2021 compared to $1.1 million for the three months ended December 31, 2020.
◦Interest expense on deposits decreased $400,000, or 38.6%, to $636,000 for the three months ended December 31, 2021 compared to $1.0 million for the three months ended December 31, 2020. While average interest-earning deposit balances increased $17.5 million compared to the three months ended December 31, 2020, controlling the deposit cost structure as deposit balances increased combined with non-renewal or repricing of higher-cost time deposit resulted in a 19 bp, or 40.4%, decrease in average cost compared to the three months ended December 31, 2020. The average balance of time deposits and the related average cost decreased $38.9 million and 32 bps, respectively.
Provision for Loan Losses
There was a $75,000 provision for loan losses for the three months ended December 31, 2021 compared to no provision for loan losses for the three months ended December 31, 2020. The provision was primarily due to loan growth in the current period, exclusive of PPP loan forgiveness, offset by adjustments in the qualitative factors driven by improving economic and industry conditions.
Noninterest income
Noninterest income increased $5.9 million, or 212.8%, to $8.7 million for the three months ended December 31, 2021, compared to $2.8 million for the three months ended December 31, 2020. The increase was largely due to a gain of $5.2 million from the sale of two branches during the quarter. In addition, net gain on sale of loans increased $589,000 to $977,000 for the three months ended December 31, 2021 compared to $388,000 for the three months ended December 31, 2020 primarily due to the sale of a nonperforming commercial real estate loan in the hotel portfolio that resulted in the recognition of an $897,000 gain. The loan previously incurred a $931,000 charge-off in the fourth quarter of 2020.
Noninterest Expense
Noninterest expense increased $247,000, or 2.5%, to $10.0 million for the three months ended December 31, 2021 compared to $9.7 million for the three months ended December 31, 2020. Contracted services increased $556,000 to $1.1 million for the three months ended December 31, 2021 compared to $577,000 for the three months ended December 31, 2020 primarily due to $859,000 in expenses associated with the engagement of a third-party workflow optimization expert to assist in implementing robotic process automations and more effective sales management designed to improve operational efficiencies in the near and long-term and engagement of other third party specialists to assist in core platform improvements and efficiencies.

Statement of Financial Condition Review

Assets
Total assets increased $8.8 million, or 0.6%, to $1.43 billion at December 31, 2021, compared to $1.42 billion at December 31, 2020.
•Cash and due from banks decreased $41.2 million, or 25.6%, to $119.7 million at December 31, 2021, compared to $160.9 million at December 31, 2020. The change is primarily related to securities purchases and sale of branches, partially offset by net repayments on loans.

•Securities increased $79.6 million, or 54.7%, to $225.0 million at December 31, 2021, compared to $145.4 million at December 31, 2020. Current period activity included $135.0 million of purchases, $38.4 million of paydowns, and $12.0 million of sales, primarily of mortgage-backed securities, which resulted in the recognition of a $231,000 gain. The sales recognized gains on higher-interest securities with faster prepayment speeds. The purchases were made to earn a higher yield on excess cash. In addition, there was a $5.5 million decrease in the market value of the debt securities portfolio and a $295,000 gain in market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Payroll Protection Program (“PPP”) Update
•PPP loans decreased $30.6 million to $24.5 million at December 31, 2021 compared to $55.1 million at December 31, 2020, which includes $34.6 million in originations in the current period offset by loan forgiveness.
•$678,000 of net PPP loan origination fees were unearned at December 31, 2021 compared to $1.1 million at December 31, 2020. $321,000 of net PPP loan origination fees were earned for the three month ended December 31, 2021 compared to $604,000 for the three months ended December 31, 2020 and $380,000 for the three months ended September 30, 2021.
Loans and Credit Quality
•Total loans held for investment decreased $24.0 million, or 2.3%, to $1.02 billion at December 31, 2021 compared to $1.04 billion at December 31, 2020. Excluding the net decline of $30.6 million in PPP loans in the current period, loans increased $6.6 million. Compared to September 30, 2021, loans held for investment, excluding PPP loans, increased $27.4 million, or 11.3% annualized, primarily from increases of $12.5 million in commercial real estate loans, $10.1 million in consumer loans driven by efficiencies in the indirect auto loan process that did not sacrifice credit quality, and $7.0 million in net construction loan disbursements.
•The allowance for loan losses was $11.6 million at December 31, 2021 compared to $12.8 million at December 31, 2020. There was a net recovery of $1.1 million of provision for loan losses in the current year primarily due to a decrease in specific reserves on impaired loans and improving economic and industry conditions resulting in a decrease in qualitative factors. As a result, the allowance for loan losses to total loans was 1.13% at December 31, 2021 compared to 1.22% at December 31, 2020. The allowance for loan losses to total loans, excluding PPP loans, was 1.16% at December 31, 2021 compared to 1.29% at December 31, 2020.
•Net charge-offs for the three months ended December 31, 2021 were $74,000, or 0.03% of average loans on an annualized basis. Net charge-offs for the three months ended December 31, 2020 were $1.0 million, or 0.39% of average loans on an annualized basis. In the prior period, there was a $931,000 charge-off on a commercial real estate loan related to a hotel. This loan was subsequently sold and resulted in the recognition of an $897,000 gain on sale in the current period. Net charge-offs for the year ended December 31, 2021 were $64,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the year ended December 31, 2020 were $1.1 million, or 0.11% of average loans on an annualized basis.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings, were $7.3 million at December 31, 2021 compared to $14.5 million at December 31, 2020. The decrease is primarily attributable to the full payoff and sale in the current year of two of the Bank’s larger nonperforming commercial real estate loans that were secured by hotels. Nonperforming loans to total loans ratio was 0.71% at December 31, 2021 compared to 1.39% at December 31, 2020.
Liabilities
Total liabilities increased $10.2 million, or 0.8%, to $1.29 billion at December 31, 2021 compared to $1.28 billion at December 31, 2020.
Deposits
•Despite the impact of the sale of $102.8 million of deposits from the sale of two branches completed in December 2021, total deposits increased $2.0 million to $1.23 billion as of December 31, 2021 compared to $1.22 billion at December 31, 2020. Noninterest bearing demand deposits, NOW accounts and savings accounts increased $45.2 million, $12.6 million and $4.4 million, respectively, partially offset by a decrease of $53.3 million in time deposits.
Borrowed Funds
•Short-term borrowings decreased $1.8 million, or 4.4%, to $39.3 million at December 31, 2021, compared to $41.1 million at December 31, 2020. At December 31, 2021 and December 31, 2020, short-term borrowings were comprised entirely of securities sold under agreements to repurchase, which are related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase.

•Other borrowed funds increased $9.6 million to $17.6 million at December 31, 2021 due to the issuance of subordinated debt in December 2021 with net proceeds of $14.6 million partially offset by $5.0 million of Federal Home Loan Bank borrowings that matured in the current period. The Company intends to utilize the subordinated debt proceeds to continue to proactively repurchase shares or for other general corporate matters.
Stockholders’ Equity
Stockholders’ equity decreased $1.4 million, or 1.0%, to $133.1 million at December 31, 2021, compared to $134.5 million at December 31, 2020. The Company paid $5.2 million in dividends and repurchased $4.1 million of its common stock as part of its stock repurchase program. In addition, accumulated other comprehensive income decreased $4.3 million primarily due to the effect of market interest rate conditions on the Bank’s debt securities. This was partially offset by $11.6 million of net income.
Book value per share
Book value per common share was $25.31 at December 31, 2021 compared to $24.76 at December 31, 2020, an increase of $0.55. Book value per share increased $0.74 compared to $24.57 at September 30, 2021.

Tangible book value per common share (Non-GAAP) was $22.45 at December 31, 2021, compared to $21.42 at December 31, 2020, an increase of $1.03. Tangible book value per share increased $0.78 compared to $21.67 at September 30, 2021. Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Jeremy Hellman, Vice President
The Equity Group Inc.
Phone: (212) 836-9626
Email: jhellman@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
ASSETS
Cash and Due From Banks	$119,674	$173,523	$172,010	$230,000	$160,911
Securities	224,974	221,351	208,472	142,156	145,400
Loans Held for Sale	—	17,407	11,409	—	—
Loans
Real Estate:
Residential	320,798	317,373	322,480	339,596	344,142
Commercial	392,124	379,621	360,518	370,118	373,555
Construction	85,028	78,075	85,187	77,714	72,600
Commercial and Industrial
Commercial and Industrial	64,487	69,657	70,666	68,551	71,717
PPP	24,523	32,703	49,525	60,380	55,096
Consumer	122,152	112,087	106,404	111,650	113,854
Other	11,684	12,083	12,666	13,688	13,789
Total Loans	1,020,796	1,001,599	1,007,446	1,041,697	1,044,753
Allowance for Loan Losses	(11,582)	(11,581)	(11,544)	(12,725)	(12,771)
Loans, Net	1,009,214	990,018	995,902	1,028,972	1,031,982
Premises and Equipment Held for Sale	—	795	795	—	—
Premises and Equipment, Net	18,399	18,502	18,682	20,240	20,302
Bank-Owned Life Insurance	25,332	25,190	25,052	24,916	24,779
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	5,295	5,740	6,186	7,867	8,399
Accrued Interest and Other Assets	12,859	12,560	13,373	12,938	15,215
Total Assets	$1,425,479	$1,474,818	$1,461,613	$1,476,821	$1,416,720

LIABILITIES
Deposits Held for Sale	$—	$102,647	$102,557	$—	$—
Deposits
Non-Interest Bearing Demand Deposits	385,775	373,320	368,452	377,137	340,569
Interest Bearing Demand Accounts	272,518	244,004	246,920	280,929	259,870
Money Market Accounts	192,125	190,426	176,824	198,975	199,029
Savings Accounts	239,482	232,679	226,639	246,725	235,088
Time Deposits	136,713	144,727	154,718	180,697	190,013
Total Deposits	1,226,613	1,185,156	1,173,553	1,284,463	1,224,569

Short-Term Borrowings	39,266	42,623	39,054	45,352	41,055
Other Borrowings	17,601	6,000	6,000	6,000	8,000
Accrued Interest and Other Liabilities	8,875	7,405	7,913	7,230	8,566
Total Liabilities	1,292,355	1,343,831	1,329,077	1,343,045	1,282,190

STOCKHOLDERS’ EQUITY	$133,124	$130,987	$132,536	$133,776	$134,530

	Three Months Ended					Year Ended
Selected Operating Data	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Interest and Dividend Income
Loans, Including Fees	$9,904	$9,718	$9,936	$10,146	$10,833	$39,704	$42,883
Securities:
Taxable	866	843	635	646	725	2,990	3,619
Tax-Exempt	66	71	74	78	78	289	369
Dividends	21	19	24	20	20	84	79
Other Interest and Dividend Income	106	135	151	98	99	490	517
Total Interest and Dividend Income	10,963	10,786	10,820	10,988	11,755	43,557	47,467
Interest Expense
Deposits	636	715	827	947	1,036	3,125	5,172
Short-Term Borrowings	26	25	24	23	25	98	137
Other Borrowings	70	36	35	41	60	182	254
Total Interest Expense	732	776	886	1,011	1,121	3,405	5,563
Net Interest and Dividend Income	10,231	10,010	9,934	9,977	10,634	40,152	41,904
Provision (Recovery) for Loan Losses	75	—	(1,200)	—	—	(1,125)	4,000
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	10,156	10,010	11,134	9,977	10,634	41,277	37,904
Noninterest Income:
Service Fees	569	602	614	546	560	2,331	2,206
Insurance Commissions	1,618	1,194	1,209	1,595	1,403	5,616	4,878
Other Commissions	90	93	173	165	105	521	479
Net Gain on Sales of Loans	977	49	31	86	388	1,143	1,391
Net Gain on Securities	44	24	11	447	213	526	233
Net Gain on Purchased Tax Credits	17	18	17	18	16	70	62
Gain on Sale of Branches	5,203	—	—	—	—	5,203	—
Net Loss on Disposal of Fixed Assets	—	—	(3)	—	(13)	(3)	(61)
Income from Bank-Owned Life Insurance	142	138	136	137	140	553	557
Other Income (Loss)	29	80	31	180	(34)	320	(274)
Total Noninterest Income	8,689	2,198	2,219	3,174	2,778	16,280	9,471
Noninterest Expense:
Salaries and Employee Benefits	5,181	4,787	5,076	4,894	5,126	19,938	19,809
Occupancy	619	615	1,024	710	606	2,968	2,797
Equipment	252	205	311	266	234	1,034	935
Data Processing	488	541	607	518	476	2,154	1,843
FDIC Assessment	222	293	249	250	344	1,014	837
PA Shares Tax	173	224	225	265	350	887	1,313
Contracted Services	1,133	1,441	750	687	577	4,011	2,048
Legal and Professional Fees	206	180	419	189	185	994	752
Advertising	191	225	193	140	178	749	664
Other Real Estate Owned (Income)	(30)	(89)	(26)	(38)	(39)	(183)	(69)
Amortization of Intangible Assets	445	446	503	532	532	1,926	2,128
Intangible Assets and Goodwill Impairment	—	—	1,178	—	—	1,178	18,693
Writedown of Fixed Assets	23	2	2,268	—	240	2,293	1,124
Other	1,069	903	945	982	916	3,899	3,893
Total Noninterest Expense	9,972	9,773	13,722	9,395	9,725	42,862	56,767
Income (Loss) Before Income Tax Expense (Benefit)	8,873	2,435	(369)	3,756	3,687	14,695	(9,392)
Income Tax Expense (Benefit)	1,908	452	(146)	911	608	3,125	1,248
Net Income (Loss)	$6,965	$1,983	$(223)	$2,845	$3,079	$11,570	$(10,640)

	Three Months Ended					Year Ended
Per Common Share Data	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.96	$0.96
Earnings (Loss) Per Common Share - Basic	1.32	0.37	(0.04)	0.52	0.57	2.15	(1.97)
Earnings (Loss) Per Common Share - Diluted	1.31	0.37	(0.04)	0.52	0.57	2.15	(1.97)
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.53	0.36	0.59	0.46	0.58	1.95	1.61

Weighted Average Common Shares Outstanding - Basic	5,291,795	5,373,032	5,432,234	5,434,374	5,404,874	5,382,441	5,406,290
Weighted Average Common Shares Outstanding - Diluted	5,314,537	5,390,128	5,432,234	5,436,881	5,406,068	5,392,729	5,406,290

	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Common Shares Outstanding	5,260,672	5,330,401	5,409,077	5,434,374	5,434,374
Book Value Per Common Share	$25.31	$24.57	$24.50	$24.62	$24.76
Tangible Book Value per Common Share (1)	22.45	21.67	21.56	21.38	21.42
Stockholders’ Equity to Assets	9.3%	8.9%	9.1%	9.1%	9.5%
Tangible Common Equity to Tangible Assets (1)	8.4	7.9	8.1	8.0	8.3

	Three Months Ended					Year Ended
Selected Financial Ratios (2)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Return on Average Assets	1.87%	0.54%	(0.06)%	0.81%	0.87%	0.79%	(0.77)%
Adjusted Return on Average Assets (1)	0.76	0.53	0.87	0.71	0.88	0.72	0.63
Return on Average Equity	20.95	5.93	(0.66)	8.54	9.13	8.66	(7.18)
Adjusted Return on Average Equity (1)	8.55	5.88	9.57	7.48	9.25	7.87	5.88
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	145.09	146.78	146.82	142.98	141.58	145.44	139.89
Average Equity to Average Assets	8.93	9.03	9.08	9.48	9.49	9.12	10.75
Net Interest Rate Spread	2.85	2.77	2.72	2.91	3.07	2.81	3.13
Net Interest Rate Spread (FTE) (1)	2.86	2.78	2.74	2.92	3.08	2.82	3.15
Net Interest Margin	2.95	2.88	2.84	3.04	3.21	2.92	3.30
Net Interest Margin (FTE) (1)	2.96	2.89	2.85	3.05	3.22	2.94	3.32
Net Charge-offs (Recoveries) to Average Loans	0.03	(0.01)	(0.01)	0.02	0.39	0.01	0.11
Efficiency Ratio	52.71	80.05	112.91	71.44	72.51	75.95	110.50
Adjusted Efficiency Ratio (1)	69.73	77.27	80.68	70.06	68.06	74.25	68.14

Asset Quality Ratios	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Allowance for Loan Losses to Total Loans	1.13%	1.16%	1.15%	1.22%	1.22%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) (1)	1.16	1.20	1.21	1.30	1.29
Allowance for Loan Losses to Nonperforming Loans (3)	159.40	106.18	74.92	89.29	88.15
Allowance for Loan Losses to Noncurrent Loans (4)	233.37	135.37	90.83	118.08	117.20
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.78	0.97	1.37	1.18	1.50
Nonperforming Loans to Total Loans (3)	0.71	1.09	1.53	1.37	1.39
Noncurrent Loans to Total Loans (4)	0.49	0.85	1.26	1.03	1.04
Nonperforming Assets to Total Assets (6)	0.51	0.74	1.07	0.98	1.04

Capital Ratios (7)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.95%	11.53%	11.67%	11.85%	11.79%
Tier 1 Capital (to Risk Weighted Assets)	11.95	11.53	11.67	11.85	11.79
Total Capital (to Risk Weighted Assets)	13.18	12.77	12.92	13.10	13.04
Tier 1 Leverage (to Adjusted Total Assets)	7.76	7.38	7.23	7.87	7.81
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	December 31, 2021			September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,004,827	$9,927	3.92%	$1,004,474	$9,740	3.85%	$1,016,868	$9,959	3.93%	$1,031,853	$10,168	4.00%	$1,032,942	$10,860	4.18%
Debt Securities
Taxable	205,328	866	1.69	197,763	843	1.71	124,685	635	2.04	122,883	646	2.10	133,026	725	2.18
Exempt From Federal Tax	10,477	84	3.21	11,647	90	3.09	12,276	94	3.06	12,943	96	2.97	13,006	96	2.95
Equity Securities	2,693	21	3.12	2,655	19	2.86	2,649	24	3.62	2,632	20	3.04	2,612	20	3.06
Other Interest-Earning Assets	153,577	106	0.27	164,447	135	0.33	246,392	151	0.25	161,871	98	0.25	137,000	99	0.29
Total Interest-Earning Assets	1,376,902	11,004	3.17	1,380,986	10,827	3.11	1,402,870	10,863	3.11	1,332,182	11,028	3.36	1,318,586	11,800	3.56
Noninterest-Earning Assets	100,607			88,291			82,794			92,550			94,262
Total Assets	$1,477,509			$1,469,277			$1,485,664			$1,424,732			$1,412,848
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$278,546	51	0.07%	$275,411	48	0.07%	$275,752	55	0.08	$259,065	77	0.12	$252,521	83	0.13%
Savings (3)	252,387	20	0.03	251,801	21	0.03	247,238	25	0.04	239,850	32	0.05	232,647	32	0.05
Money Market (3)	209,572	57	0.11	198,167	55	0.11	199,652	71	0.14	197,395	98	0.20	198,983	131	0.26
Time Deposits (3)	154,342	508	1.31	168,654	591	1.39	177,506	676	1.53	187,114	740	1.60	193,194	790	1.63
Total Interest-Bearing Deposits (3)	894,847	636	0.28	894,033	715	0.32	900,148	827	0.37	883,424	947	0.43	877,345	1,036	0.47
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	44,709	26	0.23	40,818	25	0.24	49,325	24	0.20	41,094	23	0.23	43,468	25	0.23
Other Borrowings	9,474	70	2.93	6,000	36	2.38	6,000	35	2.34	7,200	41	2.31	10,543	60	2.26
Total Interest-Bearing Liabilities	949,030	732	0.31	940,851	776	0.33	955,473	886	0.37	931,718	1,011	0.44	931,356	1,121	0.48
Noninterest-Bearing Demand Deposits	388,787			387,746			387,317			349,108			338,223
Other Liabilities	7,800			8,019			7,999			8,869			9,176
Total Liabilities	1,345,617			1,336,616			1,350,789			1,289,695			1,278,755
Stockholders' Equity	131,892			132,661			134,875			135,037			134,093
Total Liabilities and Stockholders' Equity	$1,477,509			$1,469,277			$1,485,664			$1,424,732			$1,412,848
Net Interest Income (FTE) (Non-GAAP) (4)		10,272			10,051			9,977			10,017			10,679
Net Interest-Earning Assets (5)	427,872			440,135			447,397			400,464			387,230
Net Interest Rate Spread (FTE) (Non-GAAP) (4) (6)			2.86%			2.78%			2.74			2.92			3.08%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			2.96			2.89			2.85			3.05			3.22
PPP Loans	29,067	391	5.34	40,313	484	4.76	57,661	636	4.42	56,945	676	4.81	64,914	768	4.71
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(3)    Includes Deposits Held for Sale that were sold in December 2021.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest and Dividends	Yield / Cost	Average Balance	Interest and Dividends	Yield / Cost
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,014,405	$39,799	3.92%	$1,008,401	$43,013	4.27%
Debt Securities
Taxable	162,987	2,990	1.83	138,015	3,619	2.62
Exempt From Federal Tax	11,829	366	3.09	14,244	450	3.16
Marketable Equity Securities	2,657	84	3.16	2,585	79	3.06
Other Interest-Earning Assets	181,502	490	0.27	105,588	517	0.49
Total Interest-Earning Assets	1,373,380	43,729	3.18	1,268,833	47,678	3.76
Noninterest-Earning Assets	91,075			109,241
Total Assets	$1,464,455			$1,378,074

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (2)	$272,256	232	0.09%	$240,372	590	0.25%
Savings (2)	247,864	98	0.04	227,277	188	0.08
Money Market (2)	201,222	281	0.14	187,095	708	0.38
Time Deposits (2)	171,805	2,514	1.46	203,128	3,686	1.81
Total Interest-Bearing Deposits (2)	893,147	3,125	0.35	857,872	5,172	0.60
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	43,988	98	0.22	37,819	137	0.36
Other Borrowings	7,172	182	2.54	11,328	254	2.24
Total Interest-Bearing Liabilities	944,307	3,405	0.36	907,019	5,563	0.61
Noninterest-Bearing Demand Deposits	378,374			313,858
Other Liabilities	8,168			9,065
Total Liabilities	1,330,849			1,229,942
Stockholders' Equity	133,605			148,132
Total Liabilities and Stockholders' Equity	$1,464,454			$1,378,074
Net Interest Income (FTE) (Non-GAAP) (3)		40,324			42,115
Net Interest-Earning Assets (3)(4)	429,073			361,814
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.82%			3.15%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			2.94			3.32
PPP Loans	45,905	2,189	4.77	45,694	1,537	3.36
(1)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(2)    Includes Deposits Held for Sale that were sold in December 2021.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	Three Months Ended					Year Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$6,965	$1,983	$(223)	$2,845	$3,079	$11,570	$(10,640)

Adjustments
Gain on Securities	(44)	(24)	(11)	(447)	(213)	(526)	(233)
Gain on Sale of Branches	(5,203)	—	—	—	—	(5,203)	—
Loss on Disposal of Fixed Assets	—	—	3	—	13	3	61
Tax effect	1,102	5	2	94	42	1,202	36

Non-Cash Charges:
Intangible Assets and Goodwill Impairment	—	—	1,178	—	—	1,178	18,693
Writedown on Fixed Assets	23	2	2,268	—	240	2,293	1,124
Tax Effect	—	—	—	—	(42)	—	(338)
Adjusted Net Income (Non-GAAP)	$2,843	$1,966	$3,217	$2,492	$3,119	$10,517	$8,703

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,314,537	5,390,128	5,432,234	5,436,881	5,406,068	5,392,729	5,406,290

Earnings (Loss) per Common Share - Diluted (GAAP)	$1.31	$0.37	$(0.04)	$0.52	$0.57	$2.15	$(1.97)

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.53	$0.36	$0.59	$0.46	$0.58	$1.95	$1.61

Net Income (Loss) (GAAP) (Numerator)	$6,965	$1,983	$(223)	$2,845	$3,079	$11,570	$(10,640)

Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00

Average Assets (Denominator)	1,477,509	1,469,277	1,485,664	1,424,732	1,412,848	1,464,455	1,378,074

Return on Average Assets (GAAP)	1.87%	0.54%	(0.06)%	0.81%	0.87%	0.79%	(0.77)%

Adjusted Net Income (Non-GAAP) (Numerator)	$2,843	$1,966	$3,217	$2,492	$3,119	$10,517	$8,703

Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00

Average Assets (Denominator)	1,477,509	1,469,277	1,485,664	1,424,732	1,412,848	1,464,455	1,378,074

Adjusted Return on Average Assets (Non-GAAP)	0.76%	0.53%	0.87%	0.71%	0.88%	0.72%	0.63%

	Three Months Ended					Year Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$6,965	$1,983	$(223)	$2,845	$3,079	$11,570	$(10,640)

Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00

Average Equity (Denominator) (GAAP)	131,892	132,661	134,875	135,037	134,093	133,605	148,132

Return on Average Equity (GAAP)	20.95%	5.93%	(0.66)%	8.54%	9.13%	8.66%	(7.18)%

Adjusted Net Income (Non-GAAP) (Numerator)	$2,843	$1,966	$3,217	$2,492	$3,119	$10,517	$8,703

Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00

Average Equity (Denominator) (GAAP)	131,892	132,661	134,875	135,037	134,093	133,605	148,132

Adjusted Return on Average Equity (Non-GAAP)	8.55%	5.88%	9.57%	7.48%	9.25%	7.87%	5.88%
Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,425,479	$1,474,818	$1,461,613	$1,476,821	$1,416,720
Goodwill and Intangible Assets, Net	(15,027)	(15,472)	(15,918)	(17,599)	(18,131)
Tangible Assets (Non-GAAP) (Numerator)	$1,410,452	$1,459,346	$1,445,695	$1,459,222	$1,398,589

Stockholders' Equity (GAAP)	$133,124	$130,987	$132,536	$133,776	$134,530
Goodwill and Intangible Assets, Net	(15,027)	(15,472)	(15,918)	(17,599)	(18,131)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$118,097	$115,515	$116,618	$116,177	$116,399

Stockholders’ Equity to Assets (GAAP)	9.3%	8.9%	9.1%	9.1%	9.5%
Tangible Common Equity to Tangible Assets (Non-GAAP)	8.4%	7.9%	8.1%	8.0%	8.3%

Common Shares Outstanding (Denominator)	5,260,672	5,330,401	5,409,077	5,434,374	5,434,374

Book Value per Common Share (GAAP)	$25.31	$24.57	$24.50	$24.62	$24.76
Tangible Book Value per Common Share (Non-GAAP)	$22.45	$21.67	$21.56	$21.38	$21.42

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended					Year Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$10,963	$10,786	$10,820	$10,988	$11,755	$43,557	$47,467
Adjustment to FTE Basis	41	41	43	40	45	172	211
Interest Income (FTE) (Non-GAAP)	11,004	10,827	10,863	11,028	11,800	43,729	47,678
Interest Expense (GAAP)	732	776	886	1,011	1,121	3,405	5,563
Net Interest Income (FTE) (Non-GAAP)	$10,272	$10,051	$9,977	$10,017	$10,679	$40,324	$42,115

Net Interest Rate Spread (GAAP)	2.85%	2.77%	2.72%	2.91%	3.07%	2.81%	3.13%
Adjustment to FTE Basis	0.01	0.01	0.02	0.01	0.01	0.01	0.02
Net Interest Rate Spread (FTE) (Non-GAAP)	2.86	2.78	2.74	2.92	3.08	2.82	3.15

Net Interest Margin (GAAP)	2.95%	2.88%	2.84%	3.04%	3.21%	2.92%	3.30%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.02	0.02
Net Interest Margin (FTE) (Non-GAAP)	2.96	2.89	2.85	3.05	3.22	2.94	3.32

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended					Year Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP)	$9,972	$9,773	$13,722	$9,395	$9,725	$42,862	$56,767

Net Interest and Dividend Income (GAAP)	10,231	10,010	9,934	9,977	10,634	40,152	41,904

Noninterest Income (GAAP)	8,689	2,198	2,219	3,174	2,778	16,280	9,471
Operating Revenue (GAAP)	18,920	12,208	12,153	13,151	13,412	56,432	51,375
Efficiency Ratio (GAAP)	52.71%	80.05%	112.91%	71.44%	72.51%	75.95%	110.50%

Noninterest Expense (GAAP)	$9,972	$9,773	$13,722	$9,395	$9,725	$42,862	$56,767
Less:
Other Real Estate Owned (Income)	(30)	(89)	(26)	(38)	(39)	(183)	(69)
Amortization of Intangible Assets	445	446	503	532	532	1,926	2,128
Intangible Assets and Goodwill Impairment	—	—	1,178	—	—	1,178	18,693
Writedown on Fixed Assets	23	2	2,268	—	240	2,293	1,124
Adjusted Noninterest Expense (Non-GAAP)	$9,534	$9,414	$9,799	$8,901	$8,992	$37,648	$34,891

Net Interest and Dividend Income (GAAP)	10,231	10,010	9,934	9,977	10,634	40,152	41,904
Noninterest Income (GAAP)	8,689	2,198	2,219	3,174	2,778	16,280	9,471
Less:
Net Gain on Securities	44	24	11	447	213	526	233
Gain on Sale of Branches	5,203	—	—	—	—	5,203	—
Net Loss on Disposal of Fixed Assets	—	—	(3)	—	(13)	(3)	(61)
Adjusted Noninterest Income (Non-GAAP)	3,442	2,174	2,211	2,727	2,578	10,554	9,299
Adjusted Operating Revenue (Non-GAAP)	13,673	12,184	12,145	12,704	13,212	50,706	51,203
Adjusted Efficiency Ratio (Non-GAAP)	69.73%	77.27%	80.68%	70.06%	68.06%	74.25%	68.14%

Allowance for loan losses to total loans, excluding PPP loans, is a non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses	$11,582	$11,581	$11,544	$12,725	$12,771

Total Loans	1,020,796	$1,001,599	1,007,446	$1,041,697	$1,044,753
PPP Loans	(24,523)	(32,703)	(49,525)	(60,380)	(55,096)
Total Loans, Excluding PPP Loans (Non-GAAP)	$996,273	$968,896	$957,921	$981,317	$989,657

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.16%	1.20%	1.21%	1.30%	1.29%